UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 23, 2016

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Catalyst Pharmaceuticals, Inc. (“Company”) and its Chairman, President and Chief Executive Officer, Patrick J. McEnany, entered into an amendment to Mr. McEnany’s employment agreement with the Company extending the term of such agreement for an additional two year period. Mr. McEnany’s employment agreement with the Company now expires on November 8, 2018. All of the other terms of Mr. McEnany’s employment agreement with the Company remain the same.

A copy of Amendment No. 5 to Mr. McEnany’s employment agreement with the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of Amendment No. 5 that is set forth above is qualified in its entirety by reference to such amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 5 to Employment Agreement between the Company and Patrick J. McEnany, dated June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Patrick J. McEnany
Patrick J. McEnany
President, Chairman and CEO

Dated: June 24, 2016

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